UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 7, 2021

(Date of earliest event reported)

PAYCHEX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NY	14625-2396
(Address of principal executive offices)	(Zip Code)

(585) 385-6666

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PAYX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 8, 2021, Paychex, Inc. (the “Company”) announced that the Board of Directors (the “Board”) has voted to expand to ten members and has appointed Kevin A. Price to fill the newly created position. The Company’s press release dated July 8, 2021, announcing the appointment of Mr. Price, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Price is the founder and president of KAP Holdings, LLC d/b/a PartsScriptionTM, which he founded in 2006. KAP Holdings is a leading wholesaler and distributor of equipment, products, and parts with an innovative ecommerce platform, serving as a parts aggregator for the retail hardware industry.

Prior to the founding of KAP Holdings, he was Vice President Customer Care Network for Sears Holdings Corporation, responsible for general management for several business units, including Service Contracts Aftermarket, Parts Direct, Sears Repair Services, and Sears/Kmart online sales and operations. With more than 35 years of experience, Mr. Price has also served in senior leadership positions with Ameritech Corporation and Dun & Bradstreet Corporation.

In addition to his extensive professional experience, Mr. Price has served on the Business School Advisory Board for Dominican University and the College of Business and Public Administration Advisory Council for Drake University. He is also a board member emeritus for Link Unlimited, a nonprofit organization that connects high-potential Black students in Chicago to college and beyond.

The Board appointed Mr. Price to his position on July 7, 2021. He has been appointed to serve on the Audit Committee of the Board. There is no other arrangement or understanding between Mr. Price and any other persons as it relates to his appointment. Mr. Price is not and has not been a participant, or had any interest, in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K since the beginning of the Company’s last fiscal year.

ITEM 8.01 OTHER EVENTS

On July 8, 2021, the Company announced that the Board approved a program to repurchase up to $400 million of Paychex common stock with authorization expiring on January 31, 2024. The Board voted to authorize the repurchase program on July 7, 2021. This repurchase program is in addition to the existing program with authorization expiring on May 31, 2022. Also on July 8, 2021, the Company announced a quarterly dividend of $0.66 per share payable August 26, 2021 to shareholders of record as of August 2, 2021. The Company’s press release dated July 8, 2021, announcing the repurchase program and dividend is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Description

Exhibit 99.1	Press Release of Paychex, Inc. dated July 8, 2021

Exhibit 99.2	Press Release of Paychex, Inc. dated July 8, 2021
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.

Date:	July 8, 2021	/s/ Martin Mucci
Martin Mucci
President and Chief Executive Officer

Date:	July 8, 2021	/s/ Efrain Rivera
Efrain Rivera
Senior Vice President, Chief Financial Officer, and Treasurer